SUB-ADVISORY AGREEMENT

          This Sub-Advisory Agreement (this "AGREEMENT") is made as of
July 17, 2014, between Rothschild Larch Lane Management Company, a Delaware limited liability company located at 800 Westchester Ave., S-528, Rye Brook, NY 10573 (the "MANAGER"), and Karya Capital Management LP, a Delaware, limited partnership located at 1330 Avenue of the Americas, Suite 520, New York, NY 10019 (the "SUB-ADVISER").

WITNESSETH:

          WHEREAS, The Advisors' Inner Circle Fund III, a Delaware statutory trust (the "TRUST") is registered under the Investment Company Act of 1940, as amended ("1940 ACT"), as an open-end management investment company and has established one or more separate series of shares (the "SERIES") with each Series having its own assets and investment policies; and

          WHEREAS, Trust has retained the Manager to provide investment advisory and administrative services to certain of the Series of the Trust pursuant to an Investment Advisory Agreement dated July 17, 2014, which agreement specifically provides for the retention of one or more sub-advisers to provide the investment advisory services described therein; and

          WHEREAS, the Manager desires, and the Board of Trustees of the Trust (the "BOARD") has granted the Manager the authority, to retain the Sub-Adviser to furnish investment advisory and portfolio management services to the portion of each Series listed on Schedule A hereto that has been allocated to the Sub-Adviser by the Manager and to the portion of such other Series of Trust hereinafter established as agreed to from time to time by the parties ("ALLOCATED PORTION"), evidenced by an addendum to Schedule A (hereinafter "SERIES" shall refer to each Series which is subject to this Agreement), and the Sub-Adviser is willing to furnish such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. SERVICES AND RESPONSIBILITIES OF THE SUB-ADVISER

          INVESTMENT MANAGEMENT SERVICES. Subject to the general oversight of the Manager, and in accordance with the Series' investment objectives, policies and restrictions as provided herein on Schedule B, as may be amended by the Manager from time to time, the Sub-Adviser shall act as the investment subadviser to the Series and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of the Allocated Portion in a manner consistent with the Series' investment objectives, policies and restrictions and the investment guidelines, and (iii) determine from time to time securities or other assets/instruments to be purchased, sold, retained, borrowed or lent by the Allocated Portion, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Sub-Adviser will place orders pursuant to its investment determinations either directly with the issuer, a broker or dealer, or with a futures commission merchant ("FCM"). The Sub-Adviser shall determine what portion

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of the Allocated Portion's assets will be invested or held uninvested as cash.
To carry out such obligations, the Sub-Adviser shall exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other such things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Notwithstanding the foregoing, the Sub-Adviser shall, upon written instructions from the Adviser, effect such portfolio transactions for the Fund as the Adviser may from time to time direct; provided however, that the Sub-Adviser shall not be responsible for any such portfolio transactions effected upon written instructions from the Adviser. No reference in this Agreement to the Sub-Adviser having full discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish or revise policies in connection with the management of the Fund's assets or to otherwise exercise its right to control the overall management of the Fund's assets.

          The Manager has the right at any time to reallocate the portion of a Series' assets allocated to the Allocated Portion pursuant to this Agreement if the Manager deems such reallocation appropriate.

          The Sub-Adviser will select brokers, dealers and FCMs to effect all portfolio transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, FCMs or issuers, and will negotiate commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for the Allocated Portion in accordance with any written policies, practice or procedures that may be established by the Board or the Manager from time to time and which have been provided to the Sub-Adviser, consistent with those described in the Series' Prospectus and Statement of Additional Information ("SAI"), as each may be amended from time to time. In placing any orders for the purchase or sale of investments for the Series, in the name of the Allocated Portion or its nominees, the Sub-Adviser shall use commercially reasonable efforts to obtain for the Allocated Portion "best execution", considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will portfolio securities be purchased from or sold to the Manager or the Sub-Adviser, or any of their affiliated persons, except in accordance with the 1940 Act, the Investment Advisers Act of 1940, as amended ("ADVISERS ACT"), and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Series.

          Unless specifically permitted by the 1940 Act (and the rules thereunder) and procedures adopted by the Board, on behalf of the Series, the Sub-Adviser agrees that it will not execute any portfolio transactions for the Allocated Portion with a broker, dealer or FCM that is (i) an affiliated person of the Series, including the Manager or any sub-adviser for the Series; (ii) a principal underwriter of the Series' shares; or (iii) an affiliated person of such an affiliated person or principal underwriter. The Sub-Adviser agrees that it will provide the Manager with a written list of brokers, dealers and FCMs that are affiliates of the Sub-Adviser and will, from time to time, update such list as necessary.

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          Subject to the appropriate policies and procedures approved by the
Board, the Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") cause the Allocated Portion to pay a broker or dealer that provides brokerage or research services to the Manager, the Sub-Adviser and the Allocated Portion an amount of commission for effecting a Series transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities to the Series or its other advisory clients. Subject to seeking best execution, the Board or the Manager may direct the Sub-Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

          To the extent applicable, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Allocated Portion as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Allocated Portion and to its other clients over time.

          The Sub-Adviser shall provide assistance to the Manager, the custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust's registration statement on Form N-1A with respect to the Series, as amended and supplemented from time to time ("REGISTRATION STATEMENT"), the value of any portfolio securities or other assets of the Allocated Portion for which the Manager, custodian or recordkeeping agent seeks assistance from the Sub-Adviser or identifies for review by the Sub-Adviser. This assistance includes (but is not limited to), to the extent applicable: (i) designating and providing reasonable access to one or more employees of the Sub-Adviser who are knowledgeable about the security, issuer or asset, its financial condition, trading and/or other relevant factors for valuation, which employees shall be reasonably available for consultation when the Trust's Valuation Committee convenes; (ii) assisting the Manager or the custodian in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities or other assets held by the Allocated Portion, upon the reasonable request of the Manager or custodian; (iii) upon the request of the Manager or the custodian, confirming pricing and providing recommendations for fair valuations; and (iv) maintaining adequate records and written backup information with respect to the securities valuation assistance provided hereunder, and providing such information to the Manager or the Trust upon request, with such records being deemed Trust records. The parties acknowledge that the Sub-Adviser and the custodian or recordkeeping agent of the Series may use different pricing vendors, which may result in valuation discrepancies.

          The Trust, on behalf of the Series, hereby authorizes any entity or person associated with the Sub-Adviser which is a member of a national securities exchange to effect or execute any

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transaction on the exchange for the account of the Series which is permitted by
Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Series hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

          The Sub-Adviser shall discharge the foregoing responsibilities in compliance with applicable laws and regulations and consistent with the investment objectives, policies and restrictions of the Series as adopted by the Board, the investment guidelines set forth in Schedule B hereto and subject to such further limitations as the Trust may from time to time impose on the Series by written notice to the Sub-Adviser.

          The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust, Series or the Manager in any way or otherwise be deemed an agent of the Trust, Series or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Sub-Adviser. The services of the Sub-Adviser to the Manager and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that, except as otherwise prohibited by this Agreement, the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

          1.1 ADMINISTRATIVE SERVICES. The Sub-Adviser shall:

                    1.1.1 BOOKS AND RECORDS. Assure that all records required to be maintained and preserved by Trust and/or the Series with respect to transactions in respect of the Allocated Portion are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

                    1.1.2 REPORTS AND FILINGS. As  they relate to  the
Allocated Portion, provide reasonable assistance as needed in the preparation of (but not pay for) all periodic reports by Trust or the Series to shareholders of the Series and all reports and filings required to maintain the registration and qualification of the Series, or to meet other regulatory or tax requirements applicable to the Series, under federal and state securities and tax laws. The Sub-Adviser shall review draft reports to shareholders, Registration Statements or portions thereof that relate to the Allocated Portion or the Sub-Adviser and other documents provided to the Sub-Adviser, provide comments on such drafts on a timely basis, and provide certifications or sub-certifications on a timely basis as to the accuracy of the information contained in such reports or other documents. To the extent applicable, with respect to the Allocated Portion, the Sub-Adviser will prepare and cause to be filed in a timely manner Form 13F and, if required, Schedule 13G with respect to securities held in the Allocated Portion.

                    1.1.3 REPORTS TO THE MANAGER AND THE BOARD OF TRUSTEES. Prepare and furnish to Manager and/or the Board such reports, statistical data and other information in such form and at such intervals as Manager and/or the Board may reasonably request. The Sub-Adviser shall also make available to the Manager and the Board at reasonable times its portfolio managers and other appropriate personnel as mutually agreed by the Manager

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and the Sub-Adviser, either in person or, at the mutual convenience of the
Manager, the Board and the Sub-Adviser, by telephone or other electronic media, in order to review the investment policies, performance and other matters relating to the management of the Series.

                    1.1.4 NOTIFICATIONS AND CERTIFICATIONS TO MANAGER. The Sub-Adviser shall:

                              (i) Promptly notify the Manager in the event that
the Sub-Adviser or any of its affiliates becomes aware that the Sub-Adviser: (a) is, or will likely be, subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; (b) fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (c) is the subject of an administrative proceeding or enforcement action by the U.S. Securities and Exchange Commission (the "SEC") or other regulatory authority; (d) is, or to the Sub-Adviser's actual knowledge will likely be, served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the affairs of the Trust, the Sub-Adviser, the Manager or any of their affiliates; or (e) is involved in any pending litigation or administrative proceeding brought against the Sub-Adviser or any of its management persons (as defined in Form ADV). The Sub-Adviser further agrees to notify the Series and the Manager promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser or the Series' investment strategy or tactics that is not contained in the Registration Statement regarding the Series, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect. The Sub-Adviser will notify the Trust, the Manager and the Board if its chief executive officer or any member of the portfolio management team named in the Registration Statement for the Series changes, or if there is, or there is expected to be, an actual change in control or management of the Sub-Adviser within the meaning of Rules 2a-6 and 202(a)(1)-1 under the 1940 Act and Advisers Act, respectively. The Sub-Adviser will promptly notify the Trust, the Manager and the Board of any change in the Sub-Adviser's financial condition which could impact its abilities to perform its duties hereunder and of any reduction in the amount of coverage under the Sub-Adviser's errors and omissions or professional liability insurance coverage;

                              (ii) Provide the Manager, the Trust or the Board
with such information and assurances (including certifications and sub-certifications) as the Manager, the Trust or the Board may reasonably request from time to time in order to assist it in complying with applicable laws, rules and regulations, including requirements in connection with the Manager's, the Sub-Adviser's or the Board's fulfillment of its responsibilities under Section 15(c) of the 1940 Act and the Manager's or the Board's preparation and/or filing of the Registration Statement, Form N-CSRs and Form N-Qs;

                              (iii) As reasonably requested by the Trust on
behalf of the Trust's officers and in accordance with the scope of the Sub-Adviser's obligations and responsibilities contained in this Agreement, the Sub-Adviser will provide reasonable assistance to the Trust in connection with the Trust's compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38a-1 of the 1940 Act. Specifically,

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the Sub-Adviser agrees to (a) certify periodically, upon the reasonable request of the Trust, that with respect to the Allocated Portion and the Sub-Adviser's provision of portfolio management services hereunder, it is in compliance with all applicable "federal securities laws", as required by Rule 38a-l under the 1940 Act, and Rule 206(4)-7 under the Advisers Act; (b) upon request and reasonable prior notice, cooperate with third-party audits arranged by the Trust to evaluate the effectiveness of the Trust's compliance and internal controls; (c) upon request and reasonable prior notice, provide the Trust's chief compliance officer with direct access to its chief compliance officer (or his/her designee); (d) upon request, provide the Trust's chief compliance officer with periodic reports; (e) promptly provide notice of any material compliance matters; and (f) upon reasonable notice to and reasonable request, provide the Manager with access to the records relating to such compliance policies and procedures of the Sub-Adviser as they relate to the Series; andThe Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it has provided to the Adviser and the Trust. The Sub-Adviser shall ensure that its Access Persons (as defined in the Sub-Adviser's Code of Ethics) comply in all material respects with the Sub-Adviser's Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser's current Code of Ethics, as in effect from time to time, and (ii) a certification that it has adopted procedures reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Sub-Adviser's Code of Ethics. Annually, the Sub-Adviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning the Sub-Adviser's Code of Ethics to the Adviser and the Trust's Board. The Sub-Adviser shall respond to requests for information from the Adviser and the Trust as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser shall immediately notify the Adviser and the Trust of any material violation of the Code, whether or not such violation relates to a security held by any Fund.

                    1.1.5 OTHER SERVICES. The Sub-Adviser shall perform such other functions of management and supervision as may be reasonably requested by the Manager or the Trust, and agreed to by the Sub-Adviser.

          2. REPRESENTATIONS

               2.1 REPRESENTATIONS OF THE SUB-ADVISER. The Sub-Adviser represents warrants and agrees that:

                              (i) It has all requisite power and authority to
enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

                              (ii) It is registered as an investment adviser
under the Advisers Act and will continue to be so registered during the term of this Agreement;

                              (iii) It has adopted and implemented a written
code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (a "CODE OF ETHICS") and has provided the Manager and the Trust with a copy of such Code of Ethics and will provide copies of any future amendments thereto;

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                              (iv) It has adopted and implemented written
policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Adviser, its employees, officers, and agents ("COMPLIANCE PROCEDURES") and, the Manager and the Trust have been provided a copy or a summary of the Compliance Procedures and will be provided with any future amendments thereto;

                              (v) It has delivered to the Manager copies of its
Form ADV as most recently filed with the SEC and will provide the Manager and the Trust with a copy of any future filings of Form ADV or any amendments thereto;

                              (vi) It is not prohibited by the 1940 Act or the
Advisers Act from performing the services contemplated by this Agreement and will promptly notify the Manager and the Trust of the occurrence of any event that could disqualify the Sub-Adviser from serving as an investment adviser to a Series pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation;

                              (vii) It shall not violate any applicable laws or
regulations regarding insider trading;

                              (viii) It maintains an appropriate level of
errors and omissions or professional liability insurance coverage from an insurance company that has a minimum credit rating of A- from at least one national recognized credit rating agency; and

                              (ix) It (a) is a member of the National Futures
Association ("NFA") and is registered with the U.S. Commodity Futures Trading Commission ("CFTC") as a commodity trading advisor, (b) will comply in all material respects with applicable NFA and CFTC rules and regulations with respect to its obligations under this Agreement, and (c) will notify the Adviser of any change in its status with respect to the foregoing sub-section
(a) or failure to comply with respect to the foregoing sub-section (b).

          2.2 The Sub-Adviser has reviewed, and will in the future review, the Registration Statement, summary prospectus, prospectus, statement of additional information, periodic reports to shareholders, reports and schedules filed with the Commission (including any amendment, supplement or sticker to any of the foregoing) and advertising and sales material relating to the Fund (collectively the "Disclosure Documents") as and when furnished to the Sub-Adviser by the Fund or the Fund's service providers and represents and warrants that, with respect to disclosure about the Sub-Adviser, the manner in which the Sub-Adviser manages the Fund and information relating directly or indirectly to the Sub-Adviser (the "Sub-Adviser Disclosure"), such Disclosure Documents contain or will contain, no untrue statement of any material fact and do not and will not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading.

          2.3 REPRESENTATIONS OF THE MANAGER: The Manager represents warrants and agrees that:

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                              (i) It has all requisite power and authority to
enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

                              (ii) It has been duly authorized by the Board to
enter into sub-advisory agreements, including this Agreement, and to delegate to the Sub-Adviser the provision of investment services to the Allocated Portion as contemplated hereby;

                              (iii) It is registered as an investment adviser
under the Advisers Act and will continue to be so registered during the term of this Agreement and will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify it from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise;

                              (iv) The Investment Advisory Agreement contains a
representation to the Trust that the Manager will comply, and cause the Series to comply, in all material respects with the 1940 Act, the Advisers Act and all other applicable laws and regulation to which it or the Series may be subject, including, without limitation, Subchapter M of the Internal Revenue Code of 1986, as amended, subject in each case to the obligations of SEI Investments Global Funds Services ("SEI") as set forth in one or more agreements by and among SEI and the Trust and/or SEI and the Manager; and

                              (v) It has adopted and implemented a Code of
Ethics and has provided the Trust with a copy of such Code of Ethics and will provide copies of any future amendments thereto;

                              (vi) It has adopted and implemented written
policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Manager, its employees, officers, and agents, and the Trust has been provided a copy or a summary of such policies and procedures and will be provided with any future amendments thereto; and

                              (vii) It (a) is a member of the NFA and is
registered with the CFTC as a commodity pool operator, (b) will comply in all material respects with applicable NFA and CFTC rules and regulations with respect to its management of each Series, and (c) will notify the Sub-Adviser of any change in its status with respect to the foregoing sub-section (a) or failure to comply with respect to the foregoing sub-section (b).

          3. SUB-ADVISORY FEE

The Adviser shall pay to the Sub-Adviser, as compensation for the Sub-Adviser's services hereunder, a fee, determined as described in Schedule C that is attached hereto and made a part hereof. Such fee shall be computed daily and paid not less than monthly in arrears by the Adviser. A Fund shall have no responsibility for any fee payable to the Sub-Adviser.

          The Sub-Adviser will be compensated based on the portion of Fund assets allocated to the Sub-Adviser by the Adviser. The method for determining net assets of a Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's prospectus. In the

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event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

          3.1 EXPENSES

          During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Allocated Portion and investment-related expenses reasonably incurred by the Sub-Adviser that are directly related to portfolio transactions and positions for the Allocated Portion (including direct expenses associated with the Allocated Portion's investments, transfer taxes and premiums, taxes withheld on foreign dividends, investment-related interest expense, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees).

          The Sub-Adviser shall be responsible for all the costs associated with any special meetings of the Board or shareholders convened for the primary benefit of the Sub-Adviser (including, but not limited to, the legal fees associated with preparing a proxy statement and associated mailing and solicitation costs).

          4. OWNERSHIP AND HOLDING PERIOD OF RECORDS

          All records required to be maintained and preserved by the Series pursuant to the rules or regulations under Section 31(a) of the 1940 Act and maintained and preserved by the Sub-Adviser on behalf of the Series are the property of the Series and shall be surrendered by the Sub-Adviser promptly on request by the Series or the Manager; provided, that the Sub-Adviser may at its own expense make and retain copies of any such records. The Sub-Adviser agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule 31a-1 under the 1940 Act.

          5. TRANSACTIONS AND CUSTODY

          The Sub-Adviser shall have the authority to instruct the custodian designated by the Trust (the "CUSTODIAN"): (i) to pay cash for securities and other property delivered to the Custodian, (ii) to deliver securities and other property against payment for the Series, and (iii) to transfer assets and funds to such brokerage accounts as the Sub-Adviser may designate, all consistent with the powers, authorities and limitations set forth herein. The Sub-Adviser shall not have authority to cause the Custodian to deliver securities and other property, or pay cash to the Sub-Adviser except as expressly provided herein. All transactions will be consummated by payment to or delivery by the Custodian, or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Allocated Portion, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust, to the Manager and any other designated agent of the Series, including the Series' administrator, all investment orders for the Allocated Portion placed by it with issuers, brokers, dealers and/or FCMs in the manner set forth in Rule 31a-1 under the 1940 Act and as soon as practicable after the close of business each day but no later

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than 11:00 a.m. Eastern time the following business day.  For purposes of the foregoing sentence, communication via electronic means will be acceptable as agreed to in writing from time to time by the Manager. The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser.

          6. REPORTS TO SUB-ADVISER

          Manager shall furnish or otherwise make available to the Sub-Adviser such copies of the Registration Statement, financial statements, proxy statements, reports, and other information relating to the Series' business and affairs as the Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

          7. CONFIDENTIALITY

          7.1 SUB-ADVISER CONFIDENTIALITY. Subject to Section 7.2 hereunder, the Sub-Adviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Series, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Sub-Adviser shall disclose such non-public information only if the Manager or the Board have authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Sub-Adviser or has been disclosed, directly or indirectly, by the Manager or the Trust to others, or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Sub-Adviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Sub-Adviser shall not disclose information regarding characteristics of the Series or Allocated Portion, trading history, portfolio holdings, performance information or any other related information to any third-party, except in compliance with the Trust's policies on disclosure of portfolio holdings or as required by applicable law or regulation. Notwithstanding the foregoing, the Sub-Adviser may, to the extent permitted by law, disclose the total return earned by the Allocated Portion of each Series and may include such total return in the calculation of composite performance information, without any attribution to, or mention of, the Series.

          7.2 OTHER SUB-ADVISERS. The Sub-Adviser may not consult with any other sub-adviser of the Series concerning transactions in securities or other assets for any investment portfolio of the Trust, including the Series, except that such consultations are permitted between the current and successor sub-advisers of a Series in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

          8. PROXY VOTING

          To the extent applicable, the Manager hereby delegates to the Sub-Adviser authority, and Sub-Adviser hereby agrees, to: (i) vote all proxies solicited by or with respect to the issuers of securities in which the assets of the Allocated Portion may be invested in accordance with the Sub-Adviser's proxy voting policies and procedures, as presented to the Trust, and in a manner that the Sub-Adviser reasonably believes best serves the interests of the Series' shareholders and that complies with applicable law; (ii) maintain records of all proxies voted on behalf of the Series in respect of the Allocated Portion; and (iii) provide information to the Trust, Manager or their designated agent in a manner that is sufficiently complete and timely to ensure the Trust's compliance with its filing obligations under Rule 30b1-4 of the 1940 Act.

          9. USE OF NAMES AND LOGOS

          The Sub-Adviser hereby consents to the use of its name and the names of its affiliates in the Trust's disclosure documents and shareholder communications and, subject to the prior written consent of the Sub-Adviser, in advertising, sales literature and similar communications, which consent shall not be unreasonably withheld. The Sub-Adviser shall not use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Manager, the Trust, the Series or any of their affiliates in its marketing materials unless it first receives prior written approval of the Manager, except as required by law or regulation. It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name, is the valuable property of the party in question and its affiliates, and that each other party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

          10. LIMITATION OF LIABILITY; INDEMNIFICATION

          (a) The Sub-Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of Disclosure Documents with respect to Sub-Adviser disclosure.

          (b) The Sub-Adviser shall be liable to the Fund for any loss (including transaction costs) incurred by the Fund as a result of any investment made by the Adviser in contravention of: (i) any investment policy, guideline or restriction set forth in the Registration Statement or as approved by the Board from time to time and provided to the Sub-Adviser; or (ii) applicable law, including but not limited to the 1940 Act and the Code (including but not limited to the Fund's failure to satisfy the diversification or source of income requirements of Subchapter M of the Code) (the investments described in this subsection (b) collectively are referred to as "Improper Investments").

          (c) The Sub-Adviser shall indemnify and hold harmless the Trust with respect to each Fund managed by the Sub-Adviser, each affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and each person who controls the Trust within the meaning of Section 15 of the 1933 Act (any such person, an "Indemnified Party") against any and all losses, claims, damages, expenses or liabilities (including the reasonable cost of investigating and defending any alleged loss, claim, damage, expense or liability and reasonable counsel fees incurred in connection therewith) to which any such person may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (i) a breach by the Adviser of this Agreement or of the representations and warranties made by the Adviser herein; (ii) any Improper Investment; (iii) the Adviser's performance or non-performance of its duties hereunder to the extent that the Adviser has acted with willful misfeasance, bad faith, or negligence or with reckless disregard of its obligations and duties hereunder or (iv) any untrue statement or alleged untrue statement of a material fact contained in any Disclosure Document or the omission or alleged omission from a Disclosure Document of a material fact required to be stated therein or necessary to make the statements therein not misleading, for purposes of this Section 14(c)(iv) solely with respect to the Sub-Adviser Disclosure (it being understood, however, that this indemnification and agreement to hold harmless shall not apply to the extent that any such untrue statement, alleged untrue statement, omission or alleged omission is the result of any change made to any applicable Disclosure Document without the written consent or other acknowledgment of the Adviser from and after the time that such Disclosure Document has been reviewed by the Adviser, as contemplated in Section 7(c) hereof); provided, however, that nothing herein shall be deemed to protect any Indemnified Party who is a Trustee or officer of the Trust against any liability to the Trust or to its shareholders to which such Indemnified Party would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Trust.

          (d) For purposes of clarification, and subject to the above provisions of this Section 14, except with respect to Sub-Adviser Disclosure or Improper Investments, the Sub-Adviser shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Sub-Adviser against any liability to the Fund to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder

          11. AMENDMENT OR ASSIGNMENT OF AGREEMENT

          Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized on behalf of any Series (i) by resolution of the Board, including the vote or written consent of a majority of the Board who are not parties to this Agreement or interested persons of either party hereto, and (ii) as and to the extent required under the 1940 Act, by vote of a majority of the outstanding voting securities of the applicable Series. This Agreement shall terminate automatically and immediately in the event of its assignment.

          12. TERM AND TERMINATION OF AGREEMENT

          12.1 This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12(c) and unless terminated automatically as set forth in Section 11 hereof or until terminated as follows:

          (a) The Trust may cause this Agreement to terminate either (i) by vote of its Board or (ii) with respect to the Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

          (b) The Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Sub-Adviser; or

          (c) The Sub-Adviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

          (d) This Agreement shall automatically terminate two years from the date of its execution unless its renewal is specifically approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of such Trustees who are not interested persons of the Trust, the Adviser or the Sub-Adviser, at a meeting called for the purpose of voting on such approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

          (e) Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

In the event of termination of this Agreement for any reason, the Sub-Adviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser or as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver the Fund's Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio asset management to any successor of the Sub-Adviser, including the Adviser.

          13. INTERPRETATION AND DEFINITION OF TERMS

          Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          14. CHOICE OF LAW

          This Agreement is made and to be principally performed in the State of New York and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without reference or giving effect to the principles of conflict of laws other than Section 5-1401 of the General Obligations Law of the State of New York.

          15. FORCE MAJEURE

                    Notwithstanding any other term or condition of this Agreement, neither party shall be obligated to perform or observe its obligations undertaken in this Agreement (except for obligations to make payments hereunder) if prevented or hindered from doing so by any circumstances found to be beyond its control, including, without limitation: nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God, or any other similar event.

          16. CHANGE IN THE ADVISER'S OWNERSHIP. The Sub-Adviser agrees that it shall notify the Trust of any anticipated or otherwise reasonably foreseeable change in the ownership of the Sub-Adviser within a reasonable time prior to such change being effected.

          17. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          18. AUTHORITY TO EXECUTE TRANSACTION DOCUMENTS

          Subject to any other written instructions of the Manager or the Trust, the Sub-Adviser is hereby appointed agent and attorney-in-fact for the limited purposes of executing on behalf of each Series specified on Schedule A hereto (with respect to the Allocated Portion): account documentation, transaction term sheets and confirmations, certifications regarding the Series' status as an accredited investor, qualified institutional buyer, qualified purchaser or qualified eligible person and certifications regarding other factual matters as may be requested by FCMs or counterparties in connection with the Sub-Adviser's management of the Series' assets pursuant to this Agreement.

          19. CAPTIONS

          The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          20. EXECUTION IN COUNTERPARTS; ELECTRONIC DELIVERY

          This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by electronic transmission (which shall include facsimile or email) and shall be binding upon the parties so transmitting their signatures.

          21. CFTC DISCLOSURE

          PURSUANT TO AN EXEMPTION UNDER CFTC RULES IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE CFTC. THE CFTC DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.


                              ROTHSCHILD LARCH LANE MANAGEMENT
                              COMPANY

                              By: /s/ Ross Weissman
                              --------------------------------------------------
                              Name: Ross Weissman
                              Title: Manager

                              KARYA CAPITAL MANAGEMENT LP

                              By: Karya Capital Inc., its general partner

                              By: /s/ Rajiv Sobti
                              --------------------------------------------------
                              Name: Dr. Rajiv Sobti
                              Title: CEO

                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

                 SERIES OF THE ADVISORS' INNER CIRCLE FUND III

Rothschild Larch Lane Alternatives Fund